UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2009
NACCO INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4069

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activites.
On September 30, 2009, the management of NACCO Industries, Inc.’s wholly owned subsidiary, NACCO Materials Handling Group, Inc. (“NMHG”), approved a restructuring plan to close its facility in Modena, Italy and consolidate its activities into NMHG’s facility in Masate, Italy. These actions are being taken to further reduce NMHG’s manufacturing capacity to more appropriate levels.
The Modena manufacturing facility, which employs approximately 95 people, is expected to cease current production of Class 3 warehouse lift trucks as of December 31, 2009.
The Masate facility will become the assembly plant for Class 3 product beginning January 1, 2010. This consolidation is expected to utilize the capacity made available as a result of the significant downturn in the economic markets. Masate will also continue to produce Class 2 warehouse lift trucks.
As a result of the approval of this restructuring program, NMHG anticipates it will recognize a charge of approximately $5.3 million in the third quarter of 2009 related to severance benefits, including related taxes and insurance. In addition, NMHG anticipates that it will incur subsequent charges related to this restructuring program of approximately $0.4 million of lease termination costs and $0.2 million of other charges during 2010. NMHG expects to incur total cash charges of $5.9 million related to this restructuring program and expects to make payments related to this restructuring program through 2013.
Estimated benefits from this restructuring program are expected to be approximately $3.1 million in 2010, approximately $3.5 million in 2011 and approximately $3.1 million annually in 2012 and thereafter.
Forward-looking Statements Disclaimer
The statements contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither NACCO Industries, Inc. nor NMHG undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties with respect to NMHG’s operations include, without limitation: (1) reduction in demand for lift trucks and related aftermarket parts and service on a worldwide basis, including the ability of NMHG’s dealers and end-users to obtain financing at reasonable rates as a result of current economic conditions, (2) changes in sales prices, (3) delays in delivery or increases in costs, including transportation costs, of raw materials or sourced products and labor, (4) exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which NMHG operates and/or sells products, (5) delays in, increased costs from or reduced benefits from restructuring programs, (6) customer acceptance of, changes in the costs of, or delays in the development of new products, (7) introduction of new products by, or more favorable product pricing offered by, NMHG’s competitors, (8) delays in manufacturing and delivery schedules, (9) changes in or unavailability of suppliers, (10) bankruptcy of or loss of major dealers, retail customers or suppliers, (11) product liability or other litigation, warranty claims or returns of products, (12) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (13) acquisitions and/or dispositions of dealerships by NMHG, (14) changes mandated by federal and state regulation, including health, safety or environmental legislation, (15) the ability of NMHG and its dealers and suppliers to access credit in the current economic environment and (16) the ability of NMHG to obtain future financing on reasonable terms or at all.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: October 6, 2009